EX.99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Brookfield Investment Funds, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Brookfield Investment Funds for the period ended March 31, 2025 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Brookfield Investment Funds for the stated period.

/s/ Brian F. Hurley	/s/ Casey P. Tushaus
Brian F. Hurley	Casey P. Tushaus
Principal Executive Officer	Principal Financial Officer
Brookfield Investment Funds	Brookfield Investment Funds

Dated:	May 29, 2025

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Brookfield Investment Funds for purposes of Section 18 of the Securities Exchange Act of 1934.